UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Unitholders (the “Annual Meeting”) of NuStar GP Holdings, LLC, a Delaware limited liability company (the “Company”), was held on April 25, 2012. A total of 38,923,962 of the Company’s common units were present or represented by proxy at the meeting, representing approximately 91.42% of all the votes entitled to be cast at the Annual Meeting. The matters submitted for a vote and the related results are as follows:

Proposal No. 1 — Election of Class III director to serve until the 2015 annual meeting of unitholders or until his successor is elected and has been qualified. The results of the votes taken were as follows:

Class III Nominee	Votes For	Votes Withheld	Broker Non-Votes

James F. Clingman, Jr.	27,025,847	94,683	11,803,432

Proposal No. 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the votes taken were as follows:

Votes For	Votes Against	Abstentions

38,806,364	65,844	51,754

Pursuant to the foregoing votes: (i) the Class III nominee listed above was elected to serve on the Company’s Board of Directors until the 2015 annual meeting of unitholders or until his successor is elected and has been qualified and (ii) the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 has been ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: April 30, 2012	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary